Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                       Effective Management Systems, Inc.
             (Exact name of registrant as specified in its charter)

            Wisconsin                               39-1292200
    (State or other jurisdiction                 (I.R.S. Employer
    of incorporation or organization)            Identification No.)

        12000 West Park Place
        Milwaukee, Wisconsin                           53224
    (Address of principal executive offices)        (Zip Code)


   Effective Management Systems, Inc. 1998 Employee Stock Purchase Plan
                            (Full title of the plan)

        Michael D. Dunham                      With a copy to:
          President
    Effective Management Systems, Inc.         Phillip J. Hanrahan
        12000 West Park Place                   Foley & Lardner
     Milwaukee, Wisconsin 53224             777 East Wisconsin Avenue
         (414) 359-9800                     Milwaukee, Wisconsin 53202
   (Name, address and telephone number,          (414) 271-2400
   including area code, of agent for service)

                           __________________________

                         CALCULATION OF REGISTRATION FEE
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                                   Proposed        Proposed
       Title of       Amount        Maximum         Maximum       Amount of
     Securities to     to be    Offering Price     Aggregate    Registration
     be Registered  Registered    Per Share     Offering Price       Fee
   --------------------------------------------------------------------------
     Common Stock,    100,000
     $.01 par value    shares       $3.88(1)       $388,000(1)    $114.46(2)
   --------------------------------------------------------------------------

   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee based on the average of the high and low prices for Effective Management Systems, Inc. Common Stock as reported on The Nasdaq Stock Market on July 16, 1998.

   (2) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: .000295 times the Proposed Maximum Aggregate Offering Price.

                        _________________________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Commission by Effective Management Systems, Inc. (the "Company") are hereby incorporated herein by reference to File No.: 000-23438

             (a) The Company's Annual Report on Form 10-K for the year ended November 30, 1997.

             (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended February 28 and May 31, 1998.

             (c) The description of the common stock, $.01 par value, of the Company contained in Item 1 of the Company's Registration Statement on Form 8-A, dated as of February 10, 1994, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or
   (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit No.                            Exhibit

       (4.1)     Effective Management Systems, Inc. 1998 Employee Stock
                 Purchase Plan

       (4.2) Form of Payroll Deduction Authorization for Employees for use in connection with the Effective Management Systems, Inc. 1998 Employee Stock Purchase Plan

       (4.3) Form of Beneficiary Designation for Employees for use in connection with the Effective Management Systems, Inc. 1998 Employee Stock Purchase Plan

       (4.4) Article 4 of the Restated Articles of Incorporation of Effective Management Systems, Inc. (incorporated by reference to Exhibit 3.1 to Effective Management Systems, Inc.'s Form SB-2 Registration Statement (Registration No. 33-73354))
        (5)      Opinion of Foley & Lardner

      (23.1)     Consent of Ernst & Young LLP

      (23.2)     Consent of Foley & Lardner (contained in Exhibit 5 hereto)

       (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes to:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee and State of Wisconsin, on this 30th day of June, 1998.

                                 EFFECTIVE MANAGEMENT SYSTEMS, INC.


                                 By: /s/Michael D. Dunham
                                        Michael D. Dunham
                                        President


             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Michael D. Dunham and Thomas M. Dykstra, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.


         Signature                      Title                    Date

    /s/ Michael D. Dunham    President and Director           June 30, 1998
    Michael D. Dunham        (Principal Executive Officer)

    /s/ Jeffrey J. Fossum    Chief Financial Officer and      June 30, 1998
    Jeffrey J. Fossum        Assistant Treasurer (Principal
                             Financial and Accounting Officer)

    /s/ Helmut M. Adam       Director                         June 30, 1998
    Helmut M. Adam

    /s/ Thomas M. Dykstra    Director                         June 30, 1998
    Thomas M. Dykstra

    /s/ Scott J. Mermel      Director                         June 30, 1998
    Scott J. Mermel

    /s/ Robert E. Weisenberg Director                         June 30, 1998
    Robert E. Weisenberg

                                  EXHIBIT INDEX

                       EFFECTIVE MANAGEMENT SYSTEMS, INC.
                        1998 EMPLOYEE STOCK PURCHASE PLAN

     Exhibit                              Exhibit
       No.

      (4.1)    Effective Management Systems, Inc. 1998 Employee Stock
               Purchase Plan

      (4.2) Form of Payroll Deduction Authorization for Employees for use in connection with the Effective Management Systems, Inc. 1998 Employee Stock Purchase Plan

      (4.3) Form of Beneficiary Designation for Employees for use in connection with the Effective Management Systems, Inc. 1998 Employee Stock Purchase Plan

      (4.4) Article 4 of the Restated Articles of Incorporation of Effective Management Systems, Inc. (incorporated by reference to Exhibit 3.1 to Effective Management Systems, Inc.'s
               Form SB-2 Registration Statement (Registration No. 33-73354)

      (5)      Opinion of Foley & Lardner

      (23.1)   Consent of Ernst & Young LLP

      (23.2)   Consent of Foley & Lardner (contained in Exhibit 5 hereto)

      (24) Power of Attorney relating to subsequent amendments (included in the signature page to this Registration Statement)